Exhibit 15

ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Harris Corporation:
We are aware of the incorporation by reference in the Registration Statement (Form S-8) of Harris Corporation for the registration of 4,000,000 shares of its common stock of our reports dated October 31, 2017 and January 31, 2018 relating to the unaudited condensed consolidated interim financial statements of Harris Corporation that are included in its Forms 10-Q for the quarters ended September 29, 2017 and December 29, 2017.

/s/ Ernst & Young LLP

Orlando, Florida
February 1, 2018